As filed with the Securities and Exchange Commission on October 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MapLight Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2163243
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Chesapeake Drive Redwood City, California 94063	94063
(Address of Principal Executive Offices)	(Zip Code)

MapLight Therapeutics, Inc. 2019 Equity Incentive Plan

MapLight Therapeutics, Inc. 2025 Equity Incentive Plan

MapLight Therapeutics, Inc. 2025 Employee Stock Purchase Plan

(Full titles of the plans)

Christopher A. Kroeger, M.D.

Chief Executive Officer

MapLight Therapeutics, Inc.

800 Chesapeake Drive

Redwood City, California 94063

(650) 839-4360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian E. Plaza

Mark Ballantyne

Madison A. Jones

Katherine Denby

Cooley LLP

11951 Freedom Drive

Reston, Virginia 20190

(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)

Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 6, 2025 (File No. 333-290400), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on October 24, 2025 (File No. 001-42914) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached their duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit, and with respect to officers, any action by or in the right of the Registrant.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation, to be in effect immediately following the closing of the Registrant’s initial public offering, and its amended and restated bylaws, to be in effect immediately prior to the closing of the Registrant’s initial public offering, will provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify its employees and agents as set forth in the Delaware General Corporation Law; (iii) the Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into indemnification agreements with its directors and executive officers that require it to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which it has lawfully indemnified the directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on September 19, 2025).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on October 6, 2025).

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on September 19, 2025).

4.4	Form of Amended and Restated Certificate of Incorporation of the Registrant (to be effective upon the closing of the Registrant’s initial public offering) (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on October 6, 2025).

4.5	Form of Amended and Restated Bylaws of the Registrant (to be effective upon the closing of the Registrant’s initial public offering) (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on September 19, 2025).

4.6	Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated July 18, 2025 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on September 19, 2025).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	The Registrant’s 2019 Equity Incentive Plan and Forms of Stock Option Agreement and Notice of Exercise and Restricted Stock Unit Grant Notice and Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on September 19, 2025).

99.2	The Registrant’s 2025 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on October 6, 2025).

99.3	The Registrant’s 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290400), filed with the Commission on October 6, 2025).

107*	Filing Fee Table.

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on October 27, 2025.

MAPLIGHT THERAPEUTICS, INC.

By:	/s/ Christopher A. Kroeger
Christopher A. Kroger, M.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher A. Kroeger, M.D., and Vishwas Setia, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Kroeger Christopher A. Kroeger, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2025

/s/ Vishwas Setia Vishwas Setia	Chief Financial Officer (Principal Financial Officer)	October 27, 2025

/s/ Jonathan Gillis Jonathan Gillis	Chief Administrative and Accounting Officer (Principal Accounting Officer)	October 27, 2025

/s/ Timothy Garnett Timothy Garnett, M.B.B.S.	Director	October 27, 2025

/s/ Nanna Lüneborg Nanna Lüneborg, Ph.D.	Director	October 27, 2025

/s/ Robert Malenka Robert Malenka, M.D., Ph.D.	Director	October 27, 2025

/s/ George Pavlov George Pavlov	Director	October 27, 2025

/s/ Jim Trenkle Jim Trenkle, Ph.D.	Director	October 27, 2025

/s/ Maria Walker Maria Walker	Director	October 27, 2025